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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF AVENUE A, INC.

                              AS OF MARCH 28, 2001

                                                 State of Incorporation
                                                   or Country in Which
                   Subsidiary                           Organized
-----------------------------------------------  -------------------------------
iballs LLC                                       New York

Avenue A Ltd.                                    United Kingdom

Avenue A SARL                                    France

Avenue A GmbH                                    Germany